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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the inclusion in this Annual Report (Form 10-K) of Inhale Therapeutic Systems, Inc., of our report dated January 23, 2001.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-79630, 333-07969, 333-59735, 333-65919, 333-74699, 333-32788,
333-54078, and 333-55032) pertaining to the 1994 Equity Incentive Plan, the 1998 Non-Officer Equity Incentive Plan, and the 2000 Non-Officer Equity Incentive Plan of Inhale Therapeutic Systems, Inc., and pertaining to the Bradford Particle Design PLC Share Option Schemes, respectively and in the Registration Statements (Form S-3 Nos. 333-94161, 333-32576, 333-36152, 333-53678, 333-54080)
and related Prospectuses for the registration of its common stock, respectively, of our report dated January 23, 2001, with respect to the consolidated financial statements of Inhale Therapeutic Systems, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2000.

                                          Ernst & Young LLP

Palo Alto, California
February 23, 2001